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                                                                    EXHIBIT 10.1

                       STRATEGIC COLLABORATION AGREEMENT
                                    BETWEEN
                          CHEVRON ENERGY SOLUTIONS, LP
                                      AND
                         SATCON TECHNOLOGY CORPORATION


Chevron Energy Solutions, LP ("CHEVRON ES"), 345 California Street, San Francisco, CA 94104 and SatCon Technology Corporation ("SatCon"), 161 First Street, Cambridge MA 02142 (together the "Parties") agree to this strategic collaboration arrangement ("Collaboration Agreement") dated January 23, 2002.

WHEREAS the intent of this Collaboration Agreement is to set forth flexible parameters for CHEVRON ES and SatCon to work together on power quality or power generation solutions from time to time.

WHEREAS CHEVRON ES and SatCon have determined that each Party has particular skills and offers certain services that, when combined with the other Party's skills and services, can deliver greater value and enhanced solutions to certain potential customers than each can individually. The goal of this Collaboration Agreement is to set forth the basis by which the Parties may jointly pursue and develop solutions that leverage the core competencies and value propositions of both entities.

It is anticipated that the Parties will work together in the manner described below:

1. SatCon and CHEVRON ES will work together to build a case study or "hypothetical pilot" (hereinafter "case study") to test in-plant power quality or power generation concepts with the intention of using these concepts as the building blocks for developing an integrated, bundled in-plant power quality or power generation solution (which projects are referred to hereinafter as a "PQ/G Project" or "PQ/G Solution"). At the conclusion of the case study, the Parties may decide to jointly market the PQ/G Solution to those customers that they specifically agree upon. Furthermore, should the Parties pursue joint marketing efforts, the Parties shall mutually agree in writing to the scope and parameters of the joint marketing prior to the issuance of any press release, collateral material creation and distribution or any other marketing or media activities related to the Parties' joint activities under this Collaboration Agreement. The parties shall mutually agree in writing prior to the press release, collateral material creation and distribution or any other marketing or media activities related to the Parties' joint activities under this Collateral Agreement.

2. Each Party also may pursue any customer and market, develop and implement energy-related projects of any kind independently and without the involvement or participation of the other Party, and each Party recognizes that the other Party


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     may have current or future projects and/or relationships that may not be subject to this Collaboration Agreement.

3. Either party may also offer to the other any PQ/G Project it believes would be a suitable candidate for joint development and implementation under a definitive project-specific agreement ("Project Agreement"). The offering Party may designate such Project as "exclusive" such that, if the Parties fail to enter into a Project Agreement with respect to such Project, and provided the non-offering Party is not then in discussions with respect to the Project, the non-offering Party will not directly or indirectly solicit or enter into any arrangement to provide any services contemplated by this Collaboration Agreement to or for the benefit of such Project customer for a period of six months following the date on which the offering Party declares (i) its intention to withdraw the PQ/G Project from consideration for joint development and implementation, (ii) its intention to withdraw from this Collaboration Agreement, or (iii) that negotiations for a PQ/G Project Agreement have reached an impasse, whichever occurs earlier.

4. The terms and conditions for the development and implementation of a PQ/G Project, and governing the relationship between the Parties, will be set forth in a Project Agreement to be negotiated between the Parties. The Project Agreement will address, among other matters, transaction structure, financing, the Parties' scope and participation, sharing and recovery of development costs incurred before (if any) and after execution of the Project Agreement, and compensation.

5. Each Party shall be responsible for all of its costs incurred in connection with this Collaboration Agreement, including its pre-development and development costs incurred with respect to a solution as to which the Parties do not enter into a Project Agreement, unless the Parties agree otherwise.

6. The Parties contemplate that CHEVRON ES and SatCon will participate in the "case study" in the following manner:

     o    Opportunity assessment and scope development

     o Identification of solution engineering, building blocks and solution elements including but not limited to risk assessment, construction solutions, procurement, commissioning and interconnection

     o Identification of communication and other software applications to support the solution

     o Identification of project licensing/permitting requirements and other regulatory and legal issues

     o    Identification of operation and maintenance services

     o    Identification of measurement, monitoring and verification options

7. The parties also contemplate that in addition to any assistance CHEVRON ES provides regarding the tasks set forth in paragraph 6 above, CHEVRON ES will also provide:


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     o    A specific case study or past example from which the hypothetical pilot will be developed

8. If CHEVRON ES independently enters into a contract to implement a PQ/G Project, CHEVRON ES may provide SatCon the opportunity to be a subcontractor to CHEVRON ES to provide services within SatCon's capabilities. Should SatCon independently enter into a contract to implement a PQ/G Project, SatCon may provide CHEVRON ES the opportunity to be a subcontractor to SatCon to provide services within CHEVRON ES' capabilities. The Parties may enter into a preferred supplier agreement ("supplier agreement") in anticipation of providing these services.

9. If the parties determine that it is in their best interest to execute a supplier agreement then CHEVRON ES may, at its discretion, cooperate in the marketing of SatCon's static and rotary UPS products and other products as the parties may agree. The non-exclusive supplier agreement shall provide CHEVRON ES with preferred pricing, delivery and access to SatCon's application engineering resources for UPS products in return for CHEVRON ES granting SatCon preferred supplier status for executed, mutually identified PQ/G solutions agreements. It is agreed that prior to the execution of the supplier agreement, both parties must mutually agree that they meet a threshold level of being competitive in their area of participation. The parties further agree that if they move forward with execution of the supplier agreement, that it is their intent to negotiate in good faith the terms of such agreement within six (6) months of the date of this Collaboration Agreement. However, if the agreement is not executed within that timeframe, the parties may continue negotiations or may determined not to go forward with such an agreement at that time.

10. This Collaboration Agreement will commence immediately upon its execution by the Parties and will remain in effect one (1) year from the date of execution, unless terminated earlier by either party on written notice. On about June 30, 2002, the parties will review and assess the success of their activities under the Collaboration Agreement, and make any changes or modifications they deem appropriate, which may include restructuring or terminating the relationship.

11. During the term of this Collaboration Agreement the Parties agree not to solicit directly or indirectly any employees of the other Party to terminate their employment.

12. Under no circumstances will either Party be liable to the other for any claims, losses or damages of any kind or nature and under any theory of liability. Each party agrees to indemnify the other for any losses, claims, liabilities, or damages arising from or related to the indemnifying Party's activities described in this Collaboration Agreement except to the extent caused by the indemnified party's gross negligence or willful misconduct.


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13.  This Collaboration Agreement is subject to the Mutual Nondisclosure
     Agreement between SatCon and CHEVRON ES dated October 29, 2001.

14. While the parties contemplate entering into one or more Project Agreements and other contracts, as described in this Collaboration Agreement, neither party is under any obligation to do so, nor shall either party have any liability to the other in the event no such Agreement or other contracts are agreed to. The terms of this Collaboration Agreement are not binding on the Parties and impose no obligations of any kind on either Party, except that Paragraphs 2, 5, 10, 11 and 12 shall be binding on the Parties in accordance with their terms.

15. The parties may enter into further agreements to further the purpose of this Collaboration Agreement and agree to continue expedited discussions to resolve any issues that may arise under this Collaboration Agreement, which issues may include, without limitation, the following:

     o    Compensation

     o    Control of the customer relationship

     o    Relationship of each party to the other

     o Identification of their respective roles on each PQ/G Project (e.g., developer/project manager/general contractor)

     o    Cost recovery in the event a PQ/G Project fails to close

     o    Geographic scope

     o    Exclusivity

     o    Ownership or interest in intellectual property

     o    Term and termination

16. This Collaboration Agreement does not change, amend or supercede any existing agreements between the Parties.

17. The Parties agree to joint marketing and media activities as determined reasonably necessary by mutual consultation. Furthermore, the parties shall mutually agree in writing prior to the press release, collateral material


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     creation and distribution or any other marketing or media activities related to the Parties' joint activities under this Collaboration
     Agreement.



AGREED AND ACCEPTED BY:

SATCON TECHNOLOGY CORPORATION           CHEVRON ENERGY SOLUTIONS, LLC

BY: /s/ Michael C. Turmelle             BY: /s/ Jeffrey M. Jacobs
    ---------------------------             --------------------------
    (SIGNATURE)                             (SIGNATURE)

NAME: Michael C. Turmelle               NAME: Jeffrey M. Jacobs
      -------------------------             --------------------------

TITLE: Chief Operating Officer          TITLE: Senior Vice President
      -------------------------             --------------------------

DATE: 1/23/02                           DATE: 1/23/02


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